Exhibit 99.1

Venus Concept Announces First Quarter of Fiscal Year 2023 Financial Results

TORONTO, May 15, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three months ended March 31, 2023.

First Quarter 2023 Summary & Recent Highlights:

•	Company continues to execute against Transformational Plan
➢	Total revenue of $20.5 million, down $5.9 million, or 22%, year-over-year
➢	Cash system revenue represented approximately 66% of total systems and subscriptions revenue, compared to 53% in the prior year period
➢	Operating expenses of $21.9M, including approximately $0.9 million of costs related to restructuring activities, down $3.3M or 13% year-over-year
➢	Cash used in operations down 53% year-over-year
➢	GAAP net loss attributable to stockholders of $9.7 million, compared to GAAP net loss attributable to stockholders of $8.6 million last year.
➢	Adjusted EBITDA loss of $5.7 million, compared to Adjusted EBITDA loss of $5.9 million last year.

•	On February 3, 2023, the Company announced a restructuring plan to reduce the Company’s cost structure by a total of annual pre-tax savings of $13 million to $15 million beginning in 2024.

•
On May 11, 2023, the Company announced that its Board of Directors approved a 1-for-15 reverse stock split of the Company’s issued and outstanding common stock effective 5:00 p.m. Eastern Daylight Time the same day. The Company’s common stock began trading on The Nasdaq Capital Market on a split-adjusted basis at the open of trading on May 12, 2023.

•
On May 15, 2023, the Company announced that it has entered into a stock purchase agreement with funds affiliated with EW Healthcare Partners for a multi-tranche private placement of senior convertible preferred stock for maximum gross proceeds of up to $9,000,000.

Management Commentary:

“Our first quarter revenue results exceeded the high-end of the Company’s expectations,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “2023 is a year of re-focusing the business and repositioning Venus Concept to enhance the cash flow profile of the business and to accelerate the path to long-term, sustainable, profitability and growth. To that end, we are encouraged by the early progress towards our restructuring activities designed to improve our operations and cost structure, and our continued strategic shift to prioritize cash system sales which together drove a 53% year-over-year reduction in cash used in operations in Q1.”

Mr. De Silva continued: “We were pleased to announce a new equity financing agreement with our largest shareholder EW Healthcare Partners. We appreciate their continued confidence in the Company. We are evaluating a series of incremental initiatives to accelerate our path to cash flow breakeven - without impacting our 2023 objectives. We remain highly focused on maximizing our capital resources as we work to manage our near-to-intermediate-term debt obligations and to further enhance the Company’s foundation for achieving our longer-term goals.”

First Quarter of 2023 Revenue by Region and by Product Type:

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenues by region:
United States	$10,741	$13,129
International	9,790	13,277
Total revenue	$20,531	$26,406

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenues by product:
Subscription—Systems	$5,761	$10,423
Products—Systems	11,065	11,875
Products—Other (1)	2,947	3,497
Services	758	611
Total revenue	$20,531	$26,406
(1)	Products-Other include ARTAS procedure kits, Viva tips and other consumables.

First Quarter 2023 Financial Results:

	Three Months Ended March 31,
	2023		2022		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$5,761	28.1	$10,423	39.5	$(4,662)	(44.7)
Products—Systems	11,065	53.9	11,875	45.0	(810)	(6.8)
Products—Other	2,947	14.3	3,497	13.2	(550)	(15.7)
Services	758	3.7	611	2.3	147	24.1
Total	$20,531	100.0	$26,406	100.0	$(5,875)	(22.2)

Total revenue for the first quarter of 2023 decreased $5.9 million, or 22%, to $20.5 million, compared to the first quarter of 2022. The decrease in total revenue, by region, was driven by a 26% decrease year-over-year in international revenue and a 18% decrease year-over-year in United States revenue. The decrease in total revenue, by product category, was driven by a 45% decrease in lease revenue, a 7% decrease in systems revenue and a 16% decrease in products revenue, offset partially by a 24% increase in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 34% in the first quarter of 2023, compared to 47% in the prior year period.

Gross profit for the first quarter of 2023 decreased $4.1 million, or 23%, to $13.7 million compared to the first quarter of 2022. The change in gross profit was driven primarily by the year-over-year decline in revenue in the United States and International markets driven by the strategic decision to deemphasize subscription sales and the exit from unprofitable direct markets. Gross margin was 66.7% of revenue, compared to 67.3% of revenue for the first quarter of 2022. The marginal decrease was primarily due to a $0.4 million foreign exchange headwind as a result of most currencies depreciating relative to the U.S. dollar. Adjusting for these factors, our gross margins are slightly above the prior year period.

Operating expenses for the first quarter of 2023 decreased $3.3 million, or 13%, to $21.9 million, compared to the first quarter of 2022. The change in total operating expenses was driven by a decrease of $3.1 million, or 28%, in sales and marketing expenses and a decrease of $0.3 million, 3%, in general and administrative expenses. First quarter of 2023 general and administrative expenses include approximately $0.9 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the first quarter of 2023 was $8.2 million, compared to operating loss of $7.4 million for the first quarter of 2022.

Net loss attributable to stockholders for the first quarter of 2023 was $9.7 million, or $1.85 per share, compared to net loss of $8.6 million, or $2.02 per share for the first quarter of 2022. Adjusted EBITDA loss for the first quarter of 2023 was $5.7 million, compared to adjusted EBITDA loss of $5.9 million for the first quarter of 2022.

As of March 31, 2023, the Company had cash and cash equivalents of $6.4 million and total debt obligations of approximately $77.8 million, compared to $11.6 million and $77.7 million, respectively, as of December 31, 2022.

Fiscal Year 2023 Revenue Guidance:

The Company continues to expect total revenue for the twelve months ending December 31, 2023 in the range of $90.0 million to $95.0 million, representing a decrease in the range of approximately 9.5% to 4.5%, year-over-year, compared to total revenue of $99.5 million for the twelve months ended December 31, 2022.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on May 15, 2023, to discuss the results of the first quarter of fiscal year 2023 with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13737854. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13737854. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products and sustainability thereof; and the efficacy of the restructuring plan, workforce reduction and management transition. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,414	$11,569
Accounts receivable, net of allowance of $14,207 and $13,619 as of March 31, 2023, and December 31, 2022, respectively	39,147	37,262
Inventories	22,673	23,906
Prepaid expenses	1,619	1,688
Advances to suppliers	5,861	5,881
Other current assets	2,029	3,702
Total current assets	77,743	84,008
LONG-TERM ASSETS:
Long-term receivables, net	15,325	20,044
Deferred tax assets	799	947
Severance pay funds	698	741
Property and equipment, net	1,743	1,857
Operating right-of-use assets, net	5,439	5,862
Intangible assets	11,063	11,919
Total long-term assets	35,067	41,370
TOTAL ASSETS	$112,810	$125,378
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$7,511	$8,033
Accrued expenses and other current liabilities	14,965	16,667
Current portion of long-term debt	7,735	7,735
Income taxes payable	187	117
Unearned interest income	2,222	2,397
Warranty accrual	945	1,074
Deferred revenues	952	1,765
Operating lease liabilities	1,688	1,807
Total current liabilities	36,205	39,595
LONG-TERM LIABILITIES:
Long-term debt	70,078	70,003
Income tax payable	379	374
Accrued severance pay	834	867
Unearned interest revenue	772	957
Warranty accrual	391	408
Operating lease liabilities	3,932	4,221
Other long-term liabilities	426	215
Total long-term liabilities	76,812	77,045
TOTAL LIABILITIES	113,017	116,640
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (Note 15):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 5,388,074 and 5,141,688 issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	30	29
Additional paid-in capital	233,394	232,169
Accumulated deficit	(234,310)	(224,105)
TOTAL STOCKHOLDERS’ EQUITY	(886)	8,093
Non-controlling interests	679	645
	(207)	8,738
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$112,810	$125,378

The accompanying notes are an integral part of these consolidated financial statements.

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Leases	$5,761	$10,423
Products and services	14,770	15,983
	20,531	26,406
Cost of goods sold
Leases	1,747	2,700
Products and services	5,085	5,943
	6,832	8,643
Gross profit	13,699	17,763
Operating expenses:
Selling and marketing	8,032	11,084
General and administrative	11,185	11,472
Research and development	2,637	2,643
Total operating expenses	21,854	25,199
Loss from operations	(8,155)	(7,436)
Other expenses:
Foreign exchange loss (gain)	(352)	5
Finance expenses	1,508	923
Loss on disposal of subsidiaries	77	-
Loss before income taxes	(9,388)	(8,364)
Income tax expense	235	272
Net loss	(9,623)	(8,636)
Net loss attributable to stockholders of the Company	(9,657)	(8,619)
Net income (loss) attributable to non-controlling interest	34	(17)

Net loss per share:
Basic	$(1.85)	$(2.02)
Diluted	$(1.85)	$(2.02)
Weighted-average number of shares used in per share calculation:
Basic	5,218	4,265
Diluted	5,218	4,265

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,623)	$(8,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,007	1,101
Stock-based compensation	481	443
Provision for expected credit losses	618	1,004
Provision for inventory obsolescence	343	135
Finance expenses and accretion	74	79
Deferred tax recovery	149	45
Loss on disposal of property and equipment	34	-
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	1,654	(3,199)
Inventories	891	(911)
Prepaid expenses	69	291
Advances to suppliers	20	(4,226)
Other current assets	1,673	(381)
Operating right-of-use assets, net	423	(6,299)
Other long-term assets	(45)	-
Trade payables	(522)	2,731
Accrued expenses and other current liabilities	(2,570)	(1,128)
Current operating lease liabilities	(119)	1,664
Severance pay funds	43	(67)
Unearned interest income	(360)	70
Long-term operating lease liabilities	(289)	4,635
Other long-term liabilities	161	225
Net cash used in operating activities	(5,888)	(12,424)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(70)	(157)
Net cash used in investing activities	(70)	(157)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	—	23
Proceeds from issuance of common stock	803	—
Repayment of government assistance loans	—	(407)
Net cash (used in) provided by financing activities	803	(384)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(5,155)	(12,965)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	11,569	30,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$6,414	$17,911
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$12	$99
Cash paid for interest	$1,433	$844
FINANCING INFORMATION:
Common stock issuance costs	—	—

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Reconciliation of net loss to adjusted EBITDA	(in thousands)
Net loss	$(9,623)	$(8,636)
Foreign exchange loss (gain)	(352)	5
Loss on disposal of subsidiaries	77	—
Finance expenses	1,508	923
Income tax expense	235	272
Depreciation and amortization	1,022	1,101
Stock-based compensation expense	481	443
Other adjustments (1)	917	—
Adjusted EBITDA	$(5,735)	$(5,892)

(1)	For the three months ended March 31, 2023, the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.